UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2022

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

This Current Report on Form 8-K is being filed in connection with the consummation on October 1, 2022 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 2, 2022 (as amended, the “Merger Agreement”), by and among Terra Property Trust, Inc. (the “Company”), Terra Income Fund 6, Inc. (“Terra BDC”), Terra Income Fund 6, LLC (formerly “Terra Merger Sub, LLC”), a wholly owned subsidiary of the Company (“Merger Sub”), Terra Income Advisors, LLC and Terra REIT Advisors, LLC (“TPT Advisor”). Pursuant to the Merger Agreement, on the Closing Date, Terra BDC merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity of the Merger. The following events took place in connection with the consummation of the Merger. Any defined terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, the Company, Terra JV, LLC (“Terra JV”) and Terra Offshore Funds REIT, LLC (“Terra Offshore REIT”) entered into a Voting Support Agreement (the “Voting Support Agreement”). Pursuant to the Voting Support Agreement, effective as of the Closing Date, Terra JV and Terra Offshore REIT have agreed to, at any meeting of the Company’s stockholders called for the purpose of electing directors (or by any consent in writing or by electronic transmission in lieu of any such meeting), cast all votes entitled to be cast by each of them in favor of the election of the Terra BDC Designees (as defined below) until the earlier of (i) the first anniversary of the Closing Date, (ii) the TPT Class B Common Stock Distributions (as defined in the Voting Support Agreement) or (iii) an amendment and restatement of the Amended and Restated Management Agreement between the Company and TPT Advisor approved by the Company’s board of directors (the “Board”), including the Terra BDC Designees.

The foregoing description of the Voting Support Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Voting Support Agreement, a copy of which is filed as Exhibit 10.1 hereto.

The disclosure set forth in Item 2.03 hereof is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Merger Agreement, Terra BDC merged with and into Merger Sub, with Merger Sub continuing as the surviving entity of the Merger. The Certificate of Merger and Articles of Merger with respect to the Merger were filed with the Secretary of State of the State of Delaware and State Department of Assessments and Taxation of Maryland (the “SDAT”), respectively, with an effective time and date of 12:02 a.m., Eastern Time, on the Closing Date (the “Effective Time”). Immediately following the Merger, Merger Sub remained a wholly owned subsidiary of the Company. Effective immediately following the Merger, Merger Sub changed its name to Terra Income Fund 6, LLC.

At the Effective Time, except for any shares of common stock, par value $0.001 per share (“Terra BDC Common Stock”), of Terra BDC held by the Company or any wholly owned subsidiary of the Company or Terra BDC, which shares were automatically retired and ceased to exist with no consideration paid therefor, each issued and outstanding share of Terra BDC Common Stock was automatically cancelled and retired and converted into the right to receive (i) 0.595 shares of the newly designated Class B Common Stock, par value $0.01 per share, of the Company (“Class B Common Stock”), and (ii) cash, without interest, in lieu of any fractional shares of Class B Common Stock otherwise issuable in an amount, rounded to the nearest whole cent, determined by multiplying (x) the fraction of a share of Class B Common Stock to which such holder would otherwise be entitled by (y) $14.38.

The issuances of shares of Class B Common Stock in connection with the Merger and shares of the Company’s Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), upon the automatic conversion of the shares of Class B Common Stock issued in the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (Registration No. 333- 265836), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2022 (the “Company Registration Statement”). The proxy statement/prospectus included in the Company Registration Statement contains additional information regarding the Merger and incorporates by reference additional information regarding the Merger.

Pursuant to the terms of the transactions described in the Merger Agreement, approximately 4,833,725 shares of Class B Common Stock were issued to former Terra BDC stockholders in connection with the Merger, based on the number of outstanding shares of Terra BDC Common Stock as of the record date for the Terra BDC special stockholders’ meeting to approve the Merger. Following the consummation of the Merger, former Terra BDC stockholders own approximately 19.9% of the common equity of the Company as the combined company.

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2022, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Assumption of Notes

As previously reported by Terra BDC, on February 3, 2021, Terra BDC and Terra Income Advisors, LLC entered into an Underwriting Agreement with Ladenburg Thalmann & Co. Inc., on behalf of the underwriters named in Schedule I thereto (the “Underwriters”), in connection with the offer and sale by Terra BDC to the Underwriters of $34,750,000 aggregate principal amount of Terra BDC’s 7.00% Notes due 2026 (the “Notes”), which closed on February 10, 2021. On February 25, 2021, the Underwriters partially exercised their over-allotment option to purchase an additional $3,635,000 aggregate principal amount of the Notes, which closed on February 26, 2021.

Pursuant to the Merger Agreement, Merger Sub agreed to take all necessary action to assume the payment of the principal of and interest on all of the Notes outstanding as of the Effective Time and the performance of every covenant of the Indenture, dated February 10, 2021 (the “Indenture”), between Terra BDC and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated February 10, 2021, by and between Terra BDC and the Trustee (the “First Supplemental Indenture”), to be performed or observed by Terra BDC, including, without limitation, the execution and delivery to the Trustee of a supplement to the Indenture in form satisfactory to the Trustee.

On the Closing Date, Terra BDC, Merger Sub and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) pursuant to which Merger Sub assumed the payment of the Notes and the performance of every covenant of the Indenture, as supplemented by the First Supplemental Indenture, to be performed or observed by Terra BDC.

The Notes will mature on March 31, 2026, unless earlier repurchased or redeemed. The Notes bear interest at a rate of 7.00% per annum, payable on March 30, June 30, September 30 and December 30 of each year. The Notes are Merger Sub’s direct unsecured obligations and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by Merger Sub; effectively subordinated in right of payment to any of Merger Sub’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of Merger Sub’s subsidiaries and financing vehicles. Merger Sub may redeem the Notes in whole or in part at any time on or after February 10, 2023, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest.

The Indenture contains certain covenants that, among other things, limit the ability of Merger Sub, subject to exceptions, to incur indebtedness in violation of the Investment Company Act of 1940, as amended, and to make distributions, incur indebtedness or repurchase shares of Merger Sub’s capital stock unless it satisfies asset coverage requirements set forth in the First Supplemental Indenture after giving effect to such transaction. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing descriptions of the Indenture, the First Supplemental Indenture and the Notes are qualified in their entirety by the full text of the Indenture and the First Supplemental Indenture, copies of which were filed as Exhibit 4.1 and Exhibit 4.2 hereto. The foregoing description of the Second Supplemental Indenture is qualified in its entirety by the full text of the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.4 hereto.

Amendment to Credit Facility

As previously reported by Terra BDC, on April 9, 2021, Terra BDC, as borrower, entered into a credit agreement (the “Credit Agreement”) with Eagle Point Credit Management LLC, as the administrative agent and collateral agent (“Eagle Point”), and certain funds and accounts managed by Eagle Point, as lenders (in such capacity, collectively, the “Lenders”). The Credit Agreement provides for (i) a delayed draw term loan of $25,000,000 and (ii) additional incremental loans in a minimum amount of $1,000,000 and multiples of $500,000 in excess thereof, which may be approved by a Lender in its sole discretion.

On September 27, 2022, Terra BDC, Merger Sub, Eagle Point and the Lenders entered into a Consent Letter and Amendment (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment (i) Eagle Point and the Lenders consented to the consummation of the Merger and the assumption by Merger Sub of all of the obligations of Terra BDC under the Credit Agreement, (ii) and the Credit Agreement was amended to, among other things, change the scheduled maturity date to July 1, 2023, and remove the make whole premium on voluntary prepayments of the loans.

Item 3.03.	Material Modification of Rights of Security Holders.

On the Closing Date, the Company filed with the SDAT Articles of Amendment to the Articles of Amendment and Restatement of the Company (the “Charter Amendment”). Pursuant to the Charter Amendment, (i) the authorized shares of stock which the Company has authority to issue were increased from 500,000,000 to 950,000,000, consisting of 450,000,000 shares of Class A Common Stock, 450,000,000 shares of Class B Common Stock, and 50,000,000 shares of Preferred Stock, $0.01 par value per share, and (ii) each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time was automatically changed into one issued and outstanding share of Class B Common Stock.

The Class B Common Stock rank equally with and have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as each other share of the Company’s common stock, except as set forth below with respect to conversion.

On the date that is 180 calendar days (or, if such date is not a business day, the next business day) after the date (the “First Conversion Date”) of initial listing of shares of Class A Common Stock for trading on a national securities exchange or such earlier date as approved by the Board, one-third of the issued and outstanding shares of Class B Common Stock will automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock. On the date that is 365 calendar days (or, if such date is not a business day, the next business day) after the date of initial listing of shares of Class A Common Stock for trading on a national securities exchange or such earlier date following the First Conversion Date as approved by the Board (the “Second Conversion Date”), one-half of the issued and outstanding shares of Class B Common Stock will automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock. On the date that is 545 calendar days (or, if such date is not a business day, the next business day) after the date of initial listing of shares of Class A Common Stock for trading on a national securities exchange or such earlier date following the Second Conversion Date as approved by the Board, all of the issued and outstanding shares of Class B Common Stock will automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock.

The foregoing description of the Class B Common Stock is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As of the Effective Time and in accordance with the Merger Agreement, the Board increased the size of the Board by three members and elected each of Spencer Goldenberg, Adrienne Everett and Gaurav Misra (collectively, the “Terra BDC Designees”) to the Board to fill the vacancies on the Board created by such increase, with each Terra BDC Designee to serve until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Each of the other members of the Board immediately prior to the Effective Time will continue as members following the Effective Time.

Indemnification Agreements

The Company has entered into customary indemnification agreements with each member of the Board (including each Terra BDC Designee). These agreements, among other things, require the Company to indemnify each director to the maximum extent permitted by Maryland law, including indemnification of expenses such as attorney’s fees, judgments, fines and settlement amounts incurred in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of his or her service as a director. The form of indemnification agreement is filed as Exhibit 10.2 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed the Charter Amendment with the SDAT. The information set forth in Item 3.03 of this Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information included under this Item 7.01 (including Exhibit 99.1 to this Form 8-K) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 2, 2022, by and among Terra Property Trust, Inc., Terra Income Fund 6, Inc., Terra Merger Sub, LLC, Terra Income Advisors, LLC and Terra REIT Advisors, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2022)

3.1	First Articles of Amendment to the Articles of Amendment and Restatement of Terra Property Trust, Inc.

4.1	Indenture, dated February 10, 2021, by and between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021)

4.2	First Supplemental Indenture, dated February 10, 2021, by and between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021)

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2) (incorporated by reference to Exhibit 4.3 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021)

4.4	Second Supplemental Indenture, dated October 1, 2022, by and among Terra Income Fund 6, Inc., Terra Merger Sub, LLC and U.S. Bank National Association, as trustee

10.1	Voting Support Agreement, dated September 30, 2022, by and among Terra Property Trust, Inc., Terra JV, LLC and Terra Offshore Funds REIT, LLC

10.2	Form of Indemnification Agreement

99.1	Press Release of Terra Property Trust, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: October 3, 2022	By:	/s/ Gregory M. Pinkus
	Name:	Gregory M. Pinkus
	Title:	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary